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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-40722 and Form S-8 Nos. 333-88259, 333-38992 and 333-38990)
pertaining to the PLX Technology, Inc. 1998 Stock Incentive Plan, the PLX Technology, Inc. 1999 Stock Incentive Plan, and the Sebring Systems, Inc. 1997 Stock Option/Stock Issuance Plan of our report dated January 22, 2002, with respect to the consolidated financial statements and schedule of PLX Technology, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.


San Jose, California
March 13, 2002

                                                           /s/ ERNST & YOUNG LLP